Exhibit 10.11

Dated: 30th October, 2008

ALPHA BANK A.E.

as Bank

- and -

KELSEN SHIPPING CO. and
MONTES SHIPPING CO.
(as joint and several Borrowers)

- and -

COSTAMARE SHIPPING COMPANY S.A.
(as Manager and existing Corporate Guarantor)

- and -

COSTAMARE INC.
(as New Corporate Guarantor)

FIRST SUPPLEMENTAL AGREEMENT

to a loan agreement dated 7th December, 2007
in relation to a loan facility in the amount of
US$150,000,000

Theo V. Sioufas & Co.
Law Offices
Piraeus

THIS AGREEMENT is dated 30th day of October, 2008 and made

BETWEEN

(1)	KELSEN SHIPPING CO. AND MONTES SHIPPING CO, as joint and several Borrowers;

(2)	ALPHA BANK A.E., as Bank;

(3)

COSTAMARE SHIPPING COMPANY S.A., a company incorporated and existing under the laws of the Republic of Panama, having its registered office at Panama City, Republic of Panama and having an office established in Greece (60 Zephyrou Street, Pal. Faliro, Athens, Greece) under the Greek laws 89/67, 378/68, 27/75 and 814/78 (as amended); and

(4)

COSTAMARE INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (hereinafter called the “New Corporate Guarantor”, which expressions shall include its successors in title);

AND IS SUPPLEMENTAL to a loan agreement dated 7th December, 2007 made between (1) KELSEN SHIPPING CO. and MONTES SHIPPING CO., each a Liberian corporation (therein and hereinafter together referred to as the “Borrowers” and singly a “Borrower”), as joint and several borrowers, (2) ALPHA BANK A.E., as lender, and (3) COSTAMARE SHIPPING COMPANY S.A., of Panama, as Corporate Guarantor (therein called the “Corporate Guarantor” and “Manager” and hereinafter called the “Manager”), on the terms and conditions of which the Bank agreed to make and made available to the Borrowers on a joint and several basis a loan facility in the amount of One hundred fifty million United States Dollars (US$150,000,000) for the purposes set forth therein (the said loan agreement hereinafter called the “Principal Agreement”).

W H E R E A S:

(A)

pursuant to a Drawdown Notice from the Borrowers to the Bank, the Bank has advanced to the Borrowers, as joint and several Borrowers, the full amount of the Commitment in the amount of United States Dollars One hundred million (US$150,000,000) (as the Borrowers and the New Corporate Guarantor hereby jointly acknowledge), out of which the principal amount of One hundred forty six million United States Dollars (US$146,000,000) remains outstanding immediately prior to the date of this Agreement

(as the Borrowers and the New Corporate Guarantor hereby jointly and severally acknowledge);

(B)

pursuant to a master agreement (on the 2002 ISDA Master Agreement (Multicurrency-Crossborder) form) dated as of 13th February, 2008 and made between the Bank and the Borrowers, the Borrowers have entered or may enter into certain Transactions (as such term is defined in the said master agreement) under separate Confirmations (as such term is defined in the said master agreement) (the said master agreement, all Transactions from time to time entered into or Confirmations exchanged under the said master agreement and any amending, supplemental or replacement agreement are hereinafter called the “Master Agreement”); and

(C)

the Borrowers, the Manager and the New Corporate Guarantor have together requested the Bank to agree to the release of the Manager from its obligations under its Corporate Guarantee contained in Clause 13 of the Principal Agreement (the “Manager’s Guarantee”) executed in security of all the obligations of the Borrowers under the Principal Agreement and the replacement of the Manager by the New Corporate Guarantor as Corporate Guarantor of the obligations of the Borrowers under the Principal Agreement as hereby amended and the Master Agreement, and the Bank has agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

1.1	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date, not being later than 30th October, 2008 (or such later date as the Bank may agree) upon which all the conditions contained in Clause 5 shall have been satisfied and this Agreement shall become effective;

“Charterparty Assignment Side Agreement” in relation to each Vessel means a side agreement, whereby the first priority Charterparty Assignment in respect of such Vessel made between the Bank and the Owner thereof and dated 19th December, 2007 (in the case of MAERSK KURE) and dated 14th December, 2007 (in the case of MAERSK KAWASAKI) shall be amended by the parties thereto, in form satisfactory to the Bank (together, the “Charterparty Assignment Side Agreements”);

“Confirmation” means a Confirmation exchanged, or deemed exchanged, between the Bank and the Borrowers as contemplated by the Master Agreement;

“General Assignment Side Agreement” in relation to each Vessel means a side agreement, whereby the first priority General Assignment in respect of such Vessel made between the Bank and the Owner thereof and dated 19th December, 2007 (in the case of MAERSK KURE) and dated 14th December, 2007 (in the case of MAERSK KAWASAKI) shall be amended by the parties thereto, in form satisfactory to the Bank (together, the “General Assignment Side Agreements”);

“Loan Agreement” means the Principal Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented;

“Master Agreement” means the Master Agreement (on the 1992 ISDA (Multicurrency - Crossborder) form as modified (or any other form of master agreement relating to interest or currency exchange transactions)) made or to be made between the Bank and the Borrowers, and includes the Schedule thereto and all transactions from time to time entered into and Confirmations from time to time exchanged under the Master Agreement and any amending, supplementing or replacement agreements made from time to time;

“Master Agreement Security Deed” means a security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Bank in relation to certain of the rights of the Borrowers under the Master Agreement in form as the Bank shall require;

“Mortgage Addendum” means:

(a)

in relation to the MAERSK KURE, the addendum to first preferred Greek Ship mortgage (Notarial Deed No. 33038/19-12-2007 of Mrs Z. Souri, Notary Public of Piraeus, Greece) registered over such Vessel in favour of the Bank, whereby the said first mortgage shall be amended, executed or (as the context may require) to be executed by the Owner thereof in favour of the Bank in form satisfactory to the Bank; and

(b)

in relation to the MAERSK KAWASAKI, the addendum to first preferred Greek Ship mortgage (Notarial Deed No. 33025/14-12-2007 of Mrs Z. Souri, Notary Public of Piraeus, Greece) registered over such Vessel in favour of the Bank, whereby the said first mortgage shall be amended, executed or (as the context may require) to be executed by the Owner thereof in favour of the Bank in form satisfactory to the Bank;

(together, the “Mortgage Addenda”)

“New Manager’s Undertaking” the Manager’s undertaking executed or (as the context may require) to be executed by the Manager in favour of the Bank in respect of the Vessels in form satisfactory to the Bank;

“New Security Documents” means the Master Agreement Security Deed, the Mortgage Addenda, the Charterparty Assignment Side Agreements and the General Assignment Side Agreements;

“Second General Assignment” means in relation to each Vessel the second priority Deed of Assignment of the Earnings, Insurances and Requisition Compensation (as such terms are therein defined) of such Vessel, to be executed by the Owner thereof in favour of the Bank, in form and substance as the Bank shall reasonably require; and

“Second Mortgage” means in relation to each Vessel the second preferred Greek Ship mortgage on such Vessel executed or (as the context may require) to be executed by the Owner thereof in favour of the Bank in form satisfactory to the Bank.

1.3

(a) where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations, (b) clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement, (c) references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement and (d) all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.

2.	Representations and warranties

The Borrowers and the New Corporate Guarantor hereby jointly and severally represent and warrant to the Bank as at the date hereof that the representations and warranties set forth in clause 6.1 of the Principal Agreement as hereby amended (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

3.	Agreement of the Bank

The Bank, relying upon each of the representations and warranties set out in Clause 2 hereby agrees with the Borrowers and the New Corporate Guarantor, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4 to the release of the Manager from its obligations under the Manager’s Guarantee and the replacement of the Manager by the New Corporate Guarantor as Corporate Guarantor of the obligations of the Borrowers under the Principal Agreement as hereby amended, and that the Principal Agreement be amended in the manner more particularly set out in Clause 5.1.

4.	Conditions

4.1

The agreement of the Bank contained in Clause 3 shall be expressly subject to the fulfilment of the conditions set out in this Clause and further subject to the condition that the Bank shall have received on or before the Effective Date in form and substance satisfactory to the Bank and its legal advisers:

a.	a certificate of good standing or equivalent document issued by the competent authorities of the place of its incorporation in respect of each of the Borrowers and the New Corporate Guarantor;

b.

certified and duly legalised copies of (i) resolutions of the directors and shareholders of each Borrower and (ii) resolutions of the directors of the New Corporate Guarantor, evidencing approval of this Agreement and of such of the New Security Documents to which each is or is to be a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Bank;

c.	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement, the New Security Documents and the New Manager’s Undertaking;

d.

the original of any power(s) of attorney issued in favour of any person executing this Agreement or any of the New Security Documents on behalf of each of the Borrowers and the New Corporate Guarantor;

e.

such favourable legal opinions from lawyers acceptable to the Bank and its legal advisors on such matters concerning the laws of Greece, Marshall Islands and such other relevant jurisdiction as the Bank shall require;

f.

evidence that each Vessel is fully classed with the highest classification available with classification Society a full member of IACS and such classification is and will be free of all overdue requirements, recommendations or notations (other than such notified in writing to the Bank and accepted by the Bank in writing) and with all trading and other class certificates, national and international, valid and in full force and effect, and will continue throughout the Security Period to maintain such Vessel with such classification (or equivalent) and which is in all respects satisfactory to the Bank;

g.

each of the Master Agreement, the New Security Documents and the New Manager’s Undertaking duly executed by the respective parties thereto and, where appropriate, duly registered in favour of the Bank;

	h.	evidence satisfactory to the Bank that each Vessel is managed by the Manager; and

	i.	evidence that each Vessel holds a valid SMC and a valid ISSC.

5.	Variations to the Principal Agreement

5.1

In consideration of the agreement of the Bank contained in Clause 3.1, the Borrowers and the New Corporate Guarantor hereby jointly and severally agree with the Bank that (subject to the satisfaction of the conditions precedent contained in Clause 4) with effect from the Effective Date:

a.	the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows:

	(i)	the following new definitions shall be added in alphabetical order in Clause 1.2 of the Principal Agreement reading as follows:

““Confirmation” means a Confirmation exchanged, or deemed exchanged, between the Bank and the Borrowers as contemplated by the Master Agreement;

“Corporate Guarantor” means COSTAMARE INC., a company duly incorporated under the laws of the Republic of the Marshall Islands,

whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Credit Support Document”, “Credit Support Provider” and “Early Termination Date” have the respective meanings given to these expressions in section 14 of the Master Agreement;

“Manager’s Undertaking” the Manager’s undertaking executed or (as the context may require) to be executed by the Manager in favour of the Bank in respect of the Vessels in form and substance as the Bank shall reasonably require;

“Master Agreement” means the Master Agreement (on the 2002 ISDA (Multicurrency - Crossborder) form as modified (or any other form of master agreement relating to interest or currency exchange transactions) made or to be made between the Bank and the Borrowers, and includes the Schedule thereto and all transactions from time to time entered into and Confirmations from time to time exchanged under the Master Agreement and any amending, supplementing or replacement agreements made from time to time;

“Master Agreement Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future, of the Borrowers to the Bank under the Master Agreement;

“Master Agreement Security Deed” means a security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Bank in relation to certain of the rights of the Borrowers under the Master Agreement in form and substance as the Bank shall reasonably require;

“Second General Assignment” means in relation to each Vessel the second priority Deed of Assignment of the Earnings, Insurances and Requisition Compensation (as such terms are therein defined) of such Vessel, to be executed by the Owner thereof in favour of the Bank, in form and substance as the Bank shall reasonably require;

“Second Mortgage” means in relation to each Vessel the second preferred Greek Ship mortgage on such Vessel executed or (as the context may require) to be executed by the Owner thereof in favour of the Bank in form and substance as the Bank shall reasonably require;

“Transaction” means a transaction entered into between the Bank and the Borrowers governed by the Master Agreement”;

“US-GAAP” means United States generally accepted accounting principles, concepts, bases and policies consistently applied.;

“Vasileios Konstantakopoulos Family” means:

	(a)	Vasileios Kostantakopoulos;

	(b)	Kostantinos V. Kostantakopoulos;

	(c)	Achillefs V. Kostantakopoulos;

	(d)	Christos V. Kostantakopoulos;

	(e)	all the lineal descendants in direct line of the said Vassileios Kostantakopoulos, Achillefs V. Kostantakopoulos, Kostantinos V. Kostantakopoulos and Christos V. Konstantakopoulos;

	(f)	a husband and wife or former husband or wife or widower or widow of any of the above persons; and

	(g)	the estates, trusts or legal representatives of any of the above person;.”.

(ii)	The following definitions of Clause 1.2 of the Principal Agreement shall be deleted and replaced by the following:

““A.P. Møeller Charterparty” in relation to each Vessel means the time charter entered in connection with such Vessel between the Owner thereof and A.P. Møller-Maersk A/S, of Denmark, as charterer, with a duration of ten (10) years, at a hire of $41,700 (minus 0.5% commission) per day, as amended and/or novated from time to time (together the “A.P. Møller Charterparties”);

“Corporate Guarantee” means the irrevocable and unconditional guarantee of the obligations of the Borrowers under this Agreement, the Master Agreement and the Security Documents executed or to be executed by the Corporate Guarantor in favour of the Bank, in form and substance satisfactory to the Bank,, as the same may from time to time be amended and/or supplemented;

“Corporate Guarantor” means COSTAMARE INC., a company duly incorporated under the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Earnings Account” in relation to each Borrower means an account opened or to be opened and maintained in the name of such Borrower with the Bank and shall include any sub-accounts or call accounts (whether in Dollars or any other currency) opened under the same designation or any revised designation or number from time to time notified by the Bank to the Borrowers and to which (inter alia) all Earnings of the Vessel owned by such Borrower are to be paid in accordance with Clauses 11.5 and 8.9(b) (together, the “Earnings Accounts”);

“Manager” means COSTAMARE SHIPPING COMPANY S.A., a company incorporated in and existing under the laws of the Republic of Panama having its registered office at Panama City, Republic of Panama and having an office established at 60 Zephyrou Street, Athens, Greece under the Greek laws 89/67, 378/68, 27/75 and 814/78 (as amended) or such other person as may from time to time be approved by the Bank for the purpose of managing the Vessel;

“Outstanding Indebtedness” means, the aggregate of (a) the Loan and interest thereon (and interest on any unpaid interest thereon and on any other sums of money on which interest is stated in this Agreement to be payable), (b) the Master Agreement Liabilities and (c) all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Agreement and the Security Documents to be payable by the Borrowers to or recoverable from the Borrowers by the Bank (or in respect of which the Borrowers agrees in this Agreement, the Master Agreement and the Security Documents to indemnify the Bank) whether actually or contingently, presently or in the future together with interest thereon as provided in this Agreement and (d) all other sums of money from time to time owing to the Bank under the Security Documents or any of them whether actually or contingently, presently or in the future;

“Security Documents” means the Mortgage, the General Assignment, the Second General Assignment, the Second Mortgage, the Master Agreement Security Deed, the Accounts Pledge Agreement, the Corporate Guarantee and any and every other document and any other Credit Support Documents (including if the context requires this Agreement and the Master Agreement), as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or to secure the whole or any part of the Outstanding Indebtedness and/or any and all other obligations of the Borrower pursuant to this Agreement and/or the Master Agreement and/or the other Security Documents;”;

“Security Party” means each of the Borrowers, the Corporate Guarantorand all such other persons (other than the Manager) as may from time to time may give guarantees or other security to the Bank for the Outstanding Indebtedness (together, the “Security Parties”);”;

(iii)

in clause 1.2. of the Principal Agreement the definitions “Collateral Guarantee”, “Collateral Mortgage”, “Collateral General Assignment”, “Collateral Security Documents”, “Collateral Owners”, “Collateral Vessels” shall be deleted and all references to such defined terms in the Principal Agreement shall be deleted.

(iv)	A new sub-clause (m) is added to Clause 1.3 of the Principal Agreement reading as follows:

	“(m)	words and expressions defined in the Master Agreement, unless the context otherwise requires, when used herein, have the same meaning.”;

(v)	the first paragraph of clause 5.3 of the Principal Agreement is numbered to 5.3(a) and a new sub-clause 5.3(b) shall be added in the Principal Agreement reading as follows:

	“(b)	For the avoidance of doubt, Clause 5.3(a) does not apply in respect of sums due from the Borrowers to the Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.”;

(vi)	in sub-clause (a) to clause 6.1 of the Principal Agreement the words “as limited liability companies” shall be deleted;

(vii)	sub-clause (g) to clause 6.1 of the Principal Agreement shall be amended to read as follows:

	“(g)	Shipping Company

each of the Borrowers and the Manager is a shipping company involved in the owning or, as the case may be, managing of ships engaged in international voyages and earning profits in free foreign currency;”;

(viii)	new sub-clause (m) to Clause 6.1 of the Principal Agreement shall be added reading as follows:

(ix)	“(m)	Shareholding

each Borrower is a fully owned Subsidiary of the Corporate Guarantor and 100% of the total issued share capital of the Corporate Guarantor is directly or indirectly held by the Vasileios Konstantakopoulos Family and post listing at New York Stock Exchange or NASDAQ at least 40% of the Corporate Guarantor’s total issued share capital shall be directly or indirectly held by the Vasileios Konstantakopoulos Family;”;

(x)	Sub-clause (b) to clause 7.2 of the Principal Agreement shall be amended to read as follows;

“(b)

unless already delivered to the Bank, a copy (certified by the Secretary to be true and complete) of resolutions of the Board of Directors of each Borrower to open and maintain its Earnings Account and such mandate forms, signature specimen cards and other documents as the Bank may require in connection therewith;”

(xi)	the introductory paragraph of clause 8 of the Principal Agreement shall be amended to read as follows:

“It is hereby undertaken by the Borrowers that, from the date of this Agreement and as long as any moneys are due and/or owing and/or outstanding under this Agreement, the Master Agreement and/or any of the other Security Documents, the Borrowers will:”

(xii)	Sub-clause (a) to clause 8.1 of the Principal Agreement shall be amended to read as follows:

	“(a)	Annual financial Statements

furnish the Bank within one hundred and eighty (180) days of the end of each financial year with copies of the audited consolidated annual financial statements of the Corporate Guarantor (including the Borrowers), prepared in accordance with US-GAAP, audited by Ernst & Young or other auditors approved by the Bank, together with profit and loss accounts, the first of such statements to be for the financial year ending 31st December, 2008;”;

(xiii)	Sub-clause (b) to clause 8.1 of the Principal Agreement shall be amended to read as follows:

	“(b)	Financial Information

ensure and procure that the Bank be furnished with all accounts and financial information concerning the Vessel, the Borrowers and the Corporate Guarantor, including, but not limited to, financial standing commitments and operations of the Borrowers as the Bank may from time to time reasonably require including (without limiting the generality of the foregoing) cash flow analyses and details of the operating costs of the Vessels but excluding any information containing confidential pricing information or information publicly filed pursuant to regulatory requirements;”;

(xiv)	At the beginning of sub-clause (e) to clause 8.1 shall be added: “to the extent available to the Borrower,”;

(xv)	Clause 8.2 of the Principal Agreement shall be deleted;

(xvi)	Sub-clauses (b), (c) and (d) to Clause 8.3 of the Principal Agreement shall be amended to read as follows:

	“(b)	No Loans

save for intra group cash flows, not make any loans or advances to, or any investments in any person, firm, corporation, joint venture or other entity including (without limitation) any loan or advance to any officer, director, stockholder or employee or any other company managed by the Manager directly or through the managers of the Vessels;

	(c)	No Dividends

not declare or pay any dividends or other distribution upon any of the issued shares or otherwise dispose of any assets to any of the shareholders of the Borrowers, without the prior written consent of the Bank provided however that the Borrowers shall be entitled to declare and pay dividends or other distributions upon any of the issued shares without the prior written consent of the Bank, subject to no Event of Default having occurred and being continuing; and

	(d)	No Payments

(other than intra-group cashflows or normal trade credit in the ordinary course of business) and except pursuant to this Agreement and the Security Documents (or as expressly permitted by the same) not pay out any funds to any company or person except in connection with the administration of the Borrowers the operation and/or repair of the Vessels or the servicing of the Loan;”;

(xvii)	a new sub-clause (e) to 8.3 shall be added in the Principal Agreement reading as follows:

	“(e)	Derivatives

not enter into any transaction in a derivative other than under the Master Agreement;”;

(xviii)	Sub-clauses (a), (b), (c), (d) and (e) to Clause 8.4 of the Principal Agreement shall be amended to read as follows:

	“(a)	Maintenance of Business Structure

not change the nature, organisation and conduct of the business of the Borrowers as owners of the Vessels or carry on any business other than the business carried on at the date of this Agreement;

	(b)	Maintenance of Legal Structure

procure that none of the documents defining the constitution of any of the Borrowers shall be altered in any manner whatsoever without the prior written consent of the Bank, such consent not to be unreasonably withheld;

	(c)	Control

ensure that, without the prior written consent of the Bank, (i) neither Borrower ceases to be a direct fully (100%) owned Subsidiary of the Corporate Guarantor and (ii) the Vasileios Konstantakopoulos Family’s direct or indirect holding in the Corporate Guarantor falls to less than 100% of the total issued share capital of the Corporate Guarantor and after the listing of the Corporate Guarantor in the New York Stock Exchange or NASDAQ no change shall be made which may result to the Vasileios Konstantakopoulos Family’s direct or indirect holding in the Corporate Guarantor falling to less than 40% of the total issued share capital of the Corporate Guarantor;”;

(xix)	sub-clause (f) to clause 8.4 of the Principal Agreement shall be amended to read as follows:

	“(f)	Share capital

not purchase or otherwise acquire for value any shares of its capital;”;

(xx)	Sub-clause (a) to Clause 8.7 of the Principal Agreement shall be amended to read as follows:

	“(a)	Ownership/Management/Control

ensure that the Vessels will maintain their present ownership, management and control;”;

(xxi)	Sub-clause (b) to Clause 8.9 of the Principal Agreement shall be amended to read as follows:

	“(b)	Earnings

ensure and procure that, unless and until directed by the Bank otherwise (i) all the Earnings of each of the Vessels shall be paid to the respective Earnings Account and (ii) the persons from whom the Earnings of each Vessel are from time to time due, are irrevocably instructed to pay them to the relevant Earnings Account in accordance with the provisions hereof and of the relevant Security Documents;”;

(xxii)	clause 8.10 of the Principal Agreement shall be deleted without change to the numbering of the rest of sub-clause to Clause 8 of the Principal Agreement;

(xxiii)	clause 8.12 of the Principal Agreement shall be deleted;

(xxiv)	sub-clause (i) to Clause 9.2 of the Principal Agreement shall be amended to read as follows:

“(i)

there is any change in the legal and/or ultimate beneficial ownership of any of the shares of either Borrower or the Corporate Guarantor from that existing on the date of this Agreement as set out in clause 6.1(m) save for the necessary changes resulting from (a) the creation of the new corporate structure of the Group (provided that the Vasileios Konstantakopoulos family’s holding (directly or indirectly) in the Corporate Guarantor remains to 100% of the total issued share capital of the Corporate Guarantor) and (b) the listing of the Corporate Guarantor on the New York Stock Exchange or NASDAQ and which change, after the listing of the Corporate Guarantor in the New York Stock Exchange or NASDAQ may result to the Vasileios Konstantakopoulos family’s (direct or indirect) holding in the Corporate Guarantor falling to less than 40% of the total issued share capital of the Corporate Guarantor; or”;

(xxv)	clause 9.4 of the Principal Agreement shall be amended to read as follows:

	“9.4	Cross-default

any Indebtedness of any Security Party relating to an aggregate amount over $3,000,000 is not paid on its due date or within any period of grace specified in the contract evidencing the original terms of such Indebtedness or, if repayable on demand, shall not be repaid on demand or, being a guarantee, is not honoured when first demanded or becomes due or capable of being declared due prior to its stated date of payment unless the same is being contested in good faith and the Bank is satisfied that the same does not and will not affect the performance by the Borrowers (or either of them) of their/its obligations under this Agreement and the Security Documents; or”;

(xxvi)	sub-clause (b) to clause 9.9 of the Principal Agreement shall be amended to read as follows:

“(b)

by notice to the Borrowers declare that the Loan and all interest and commitment commission accrued and all other sums payable under this Agreement and the other Security Documents, including, but without limitation, all amounts accrued or owing from the Borrowers to the Bank as a result of termination of any existing Transactions under the Master Agreement, have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable without any further diligence, presentment, demand of payment, protest or notice or any other procedure from the Bank which are expressly waived by the Borrowers; and/or

(xxvii)	Paragraph “Fifthly” to Clause 11.3 of the Principal Agreement is re-numbered to “Sixthly” and a new paragraph “Fifthly” shall be added in the Principal Agreement reading as follows:

“Fifthly: in or towards payment to the Bank of any sum owing under the Master Agreement;”;

(xxviii)

the first paragraph of clause 11.4 of the Principal Agreement is numbered to 11.4(a) (the sub-paragraphs (a), (b) and (c) shall be re-numbered as (i), (ii), (iii) respectively, and a new sub-clause (b) to clause 11.4 shall be added in the Principal Agreement reading as follows:

“(b)

Without prejudice to its rights hereunder and/or under the Master Agreement, the Bank may at the same time as, or at any time after, any Event of Default under this Agreement which is continuing or the Borrowers’ default under the Master Agreement, set off any amount due now or in the future from the Borrowers to the Bank under this Agreement against any amount due from the Bank to the Borrowers under the Master Agreement and apply the first amount in discharging the second amount. The effect of any set off under this clause 14.1(b)) shall be effective to extinguish or, as the case may require, reduce the liabilities of the Bank under the Master Agreement.”;

(xxix)	clause 11.5 of the Principal Agreement shall be amended to read as follows:

	“11.5	Earnings Account

	(a)	The Borrowers and the Corporate Guarantor shall procure that throughout the Security Period all the Earnings of each of the

Vessels shall be paid to the respective Earnings Account. No sums shall be withdrawn from the Earnings Accounts except as hereinafter provided.

(b)	Subject to Clause 9, all moneys paid to the Earnings Accounts after discharging the cost (if any) incurred by the Bank in collecting such moneys, shall be applied by the Bank as follows:

	(i)	in payment of any and all sums whatsoever due and payable to the Bank hereunder (such sums to be paid in such order as the Bank may in its sole discretion elect); and

	(ii)	any credit balance shall be available to the Borrowers;

provided, however, that:

(aa)

sums standing to the credit of each Earnings Account shall bear interest at the rate the Bank customarily pays on deposits in the relevant currency in comparable amounts for comparable periods (as conclusively certified by the Bank) and any interest accruing thereon shall be paid to the respective Earnings Account;

(bb) nothing herein contained shall be deemed to affect the absolute obligation of the Borrowers to repay the Loan and pay interest thereon as provided in Clauses 3 and 4.

(c)

Each of the Borrowers hereby irrevocably and unconditionally authorises the Bank to make from its Earnings Account any and all above payments and repayments as and when the same fall due or at any time thereafter.

	(d)	Each of the Borrowers, at their own cost and expense, undertake with the Bank to comply with or cause to be complied with any written requirement of the Bank from time to time as to the location or relocation of its Earnings Account and will from time to time enter into such documentation as the Bank may require in order to create or maintain a security interest in such Earnings Account.

(e)

Upon the occurrence of an Event of Default, which is continuing, or at any time thereafter the Bank shall be entitled to set off and apply all sums standing to the credit of the Earnings Accounts (or either of them) and accrued interest (if any) without notice to the Borrowers in the manner specified in Clause 11.3 (and express and irrevocable authority is hereby given by each of the Borrowers to the Bank so to set off and apply the same and the Bank shall be released to the extent of such set off and application).

(f)

Each of the Borrowers hereby jointly and severally covenants with the Bank that its Earnings Account shall not be charged, assigned, transferred or pledged (other than in favour of the Bank) nor shall there be granted by the Borrowers or suffered to arise any third party rights over or against the whole or any part of the Earnings Account.

(g)

Each Earnings Account shall be operated in accordance with Bank’s usual terms and conditions (full knowledge of which each of the Borrowers hereby acknowledge) and subject to the Bank’s usual charges levied on such accounts and/or transactions conducted on such accounts (as from time to time notified by the Bank to the Borrowers).

(h)	Upon payment in full of all principal, interest and all other amounts due to the Bank under the terms of this Agreement and the other Security Documents any balance then standing to the credit of the Earnings Accounts (or either of them) shall be released to the Borrowers or whomsoever else may be entitled to receive such balance.”;

		(xxx)	Clause 13 of the Principal Agreement is deleted without affecting the numbering of the clauses following such clause 13, which remains unchanged.

b.

With effect as from the Effective Date all references to “Corporate Guarantor” shall be construed as references to the New Corporate Guarantor and all references in the Principal Agreement to “this Agreement”, “hereunder” and the like and in the Security Documents to the “Agreement” shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement.

c.

the definition “Security Documents” with effect as from the date hereof shall be deemed to include the Security Documents as amended and/or supplemented in pursuance to the terms hereof as well as the New Security Documents and any document or documents (including if the context requires the Loan Agreement) that may now or hereafter be executed as security for the repayment of the Loan, interest thereon and any other moneys payable by the Borrowers under the Principal Agreement and the Security Documents (as herein defined) as well as for the performance by the Borrowers and the other Security Parties (as defined in the Loan Agreement) of all obligations, covenants and agreements pursuant to the Principal Agreement this Agreement and/or the Security Documents.

6.	Continuance of Principal Agreement and the Security Documents

Save for the alterations to the Principal Agreement made or deemed to be made pursuant to this Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrowers and the other Security Parties shall continue and remain valid and enforceable.

7.	Release of Manager under the Manager’s Guarantee

COSTAMARE SHIPPING COMPANY S.A., of Panama, in its capacity as Corporate Guarantor and Security Party under the Principal Agreement, is hereby fully discharged and released of any and all its obligations towards the Bank as Corporate Guarantor of the obligations of the Borrowers under the Principal Agreement and it shall no longer be a Security Party under the Loan Agreement.

8.	Fees and expenses

8.1

The Borrowers, jointly and severally, agree to pay to the Bank upon demand and from time to time all reasonable and documented costs, charges, registration and recording fees, duties and expenses (including legal fees) incurred by the Bank in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or under the Security Documents.

9.	Miscellaneous

9.1

The provisions of Clause 14 (Assignment, Participation, Lending Office) and 16.1 (Notices) of the Principal Agreement shall extend and apply to this Agreement as if the same were (mutatis mutandis) herein expressly set forth.

9.2	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

10.	Entire agreement and amendment; Effect on Principal Agreement

10.1

The Principal Agreement, the Security Documents and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby.

10.2

Except to the extent that the Principal Agreement is expressly amended or supplemented by this Agreement, all terms and conditions of the Principal Agreement remain in full force and effect. This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

11.	Applicable law and jurisdiction

This Agreement shall be governed by and construed in accordance with English law. The provisions of Clause 17 of the Principal Agreement shall extend and apply to this Agreement as if the same were (mutatis mutandis) herein expressly set forth.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.

THE BORROWERS

SIGNED by	)
Mr. Konstantinos Zacharatos	)
for and on behalf of	)
KELSEN SHIPPING CO.	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

Witness	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street, Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by	)
Mr. Konstantinos Zacharatos	)
for and on behalf of	)
MONTES SHIPPING CO.	)	/s/ Konstantinos Zacharatos
of Liberia, in the presence of:	)	Attorney-in-fact

Witness	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street, Piraeus, Greece
Occupation:	Attorney-at-Law

THE NEW CORPORATE GUARANTOR

SIGNED by	)
Mr. Konstantinos Zacharatos	)
for and on behalf of	)
COSTAMARE INC.,	)	/s/ Konstantinos Zacharatos
of the Marshall Islands, in the presence of:	)	Attorney-in-fact

Witness	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street, Piraeus, Greece
Occupation:	Attorney-at-Law

THE MANAGER

SIGNED by	)
Mr. Konstantinos Zacharatos	)
for and on behalf of	)
COSTAMARE SHIPPING COMPANY S.A.,	)	/s/ Konstantinos Zacharatos
of Panama, in the presence of:	)	Attorney-in-fact

Witness	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

THE BANK

SIGNED by	)
Mr. Gregorios Kondylis and	)	/s/ Gregorios Kondylis
Mr. Constantinos Flokos	)	Attorney-in-fact
for and on behalf of	)
ALPHA BANK A.E.	)	/s/ Constantinos Flokos
in the presence of:		Attorney-in-fact

Witness	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law